SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 9, 2004

INCARA PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-50481	56-1953785
(Commission File Number)	(IRS Employer ID Number)

P.O. Box 14287

79 T. W. Alexander Drive

4401 Research Commons, Suite 200

Research Triangle Park, North Carolina	27709
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 558-8688

Item 5. Other Events and Regulation FD Disclosure

On January 14, 2004, Incara Pharmaceuticals Corporation issued a press release announcing that it had issued a $5 million convertible debenture to Goodnow Capital, L.L.C. A copy of this press release is attached as an exhibit.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

Exhibit 4.9	Warrant dated January 9, 2004 issued by Incara Pharmaceuticals Corporation to Goodnow Capital, L.L.C.
Exhibit 10.102	Secured Convertible Debenture dated January 9, 2004 issued by Incara Pharmaceuticals Corporation to Goodnow Capital, L.L.C.
Exhibit 10.103	Amended and Restated Security Agreement dated January 9, 2004 by and between Incara Pharmaceuticals Corporation and Goodnow Capital, L.L.C.
Exhibit 99.1	Press release dated January 14, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

INCARA PHARMACEUTICALS CORPORATION

Date: January 15, 2004
/s/ Richard W. Reichow
Richard W. Reichow
Executive Vice President and Chief Financial Officer